Post-Qualification Amendment No. 1

File No. 024-12573

EXPLANATORY NOTE

This Post-Qualification Amendment No. 1 to the Offering Statement on Form 1-A (File No. 024-12573) (the "Offering Statement") filed by Medicus Pharma Ltd. is being filed to include as an exhibit (i) EisnerAmper LLP's consent to the use of its report dated March 28, 2025 and (ii) MNP LLP's consent to the use of its report dated March 28, 2025, with respect to the financial statements of Medicus Pharma Ltd. included in the Offering Statement.

EXHIBIT INDEX

Exhibit No.	Description
1.1

Placement Agency Agreement, dated as of March 6, 2025, by and between Medicus Pharma Ltd. and Maxim Group LLC as representative of the placement agents named therein (incorporated by reference from Exhibit 1.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on March 11, 2025)

2.1	Articles of Incorporation of Medicus Pharma Ltd. (incorporated by reference from Exhibit 3.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
2.2

Articles of Amendment of Medicus Pharma Ltd., effective as of September 29, 2023 (incorporated by reference from Exhibit 3.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)

2.3	Bylaws of Medicus Pharma Ltd. (incorporated by reference from Exhibit 3.3 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
2.4

Articles of Amendment of Medicus Pharma Ltd., effective as of October 28, 2024 (incorporated by reference from Exhibit 3.4 to the Registrant's Registration Statement on Form F-1, filed with the SEC on October 29, 2024)

3.1

Warrant Agency Agreement, dated November 15, 2024 by and between Medicus Pharma Ltd. and Odyssey Transfer and Trust Company, as warrant agent (incorporated by reference from Exhibit 99.3 to the Registrant's Form 6-K, furnished to the SEC on November 18, 2024)

3.2	Public Warrant (incorporated by reference from Exhibit 99.4 to the Registrant's Form 6-K, furnished to the SEC on November 18, 2024)
3.3	Form of Warrant Agency Agreement (incorporated by reference from Exhibit 3.3 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
3.4	Form of Warrant (incorporated by reference from Exhibit 3.4 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
4.1	Form of Subscription Agreement (incorporated by reference from Exhibit 4.1 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 28, 2025)
6.1†

Exclusive License Agreement, dated April 29, 2016, by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education and SkinJect, Inc. (incorporated by reference from Exhibit 10.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)

6.2

First Amendment to Exclusive License Agreement, dated February 26, 2020, by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education and SkinJect, Inc. (incorporated by reference from Exhibit 10.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)

6.3

Second Amendment to Exclusive License Agreement, dated April 23, 2024, by and between the University of Pittsburgh - Of the Commonwealth System of Higher Education and Medicus Pharma, Ltd. (incorporated by reference from Exhibit 6.3 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)

6.4†

Clinical Trial Agreement, dated December 3, 2021, by and between SkinJect, Inc., The Trustees of Columbia University in the City of New York, the New York and Presbyterian Hospital and Faramarz Samie, M.D. (incorporated by reference from Exhibit 10.4 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)

6.5+	Equity Incentive Plan of the Registrant (incorporated by reference from Exhibit 10.5 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)
6.6+

Amended and Restated Employment Agreement, dated December 2, 2024, by and between Medicus Pharma Ltd. and James P Quinlan (incorporated by reference from Exhibit 6.6 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)

6.7+

Employment Agreement, dated November 14, 2024, by and between Medicus Pharma Ltd. and Faisal Mehmud (incorporated by reference from Exhibit 6.7 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)

6.8+

Amended and Restated Employment Agreement, dated December 2, 2024, by and between Medicus Pharma Ltd. and Edward Brennan (incorporated by reference from Exhibit 6.8 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)

6.9+

Management Agreement, dated October 18, 2023, by and between Medicus Pharma Ltd. and RBx Capital, LP (incorporated by reference from Exhibit 10.9 to the Registrant's Registration Statement on Form F-1, filed with the SEC on July 15, 2024)

6.10

Standby Equity Purchase Agreement, dated as of February 10, 2025, by and between Medicus Pharma Ltd. and YA II PN, LTD. (incorporated by reference from Exhibit 1.1 to the Registrant's Current Report on Form 8-K, filed with the SEC on February 11, 2025)

7.1#

Amended and Restated Business Combination Agreement, dated May 12, 2023, by and among the Registrant, RBx Capital LP, SkinJect, Inc. and the Shareholders of SkinJect, Inc. (incorporated by reference from Exhibit 2.1 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)

III-1

Exhibit No.	Description
7.2

Amendment No. 1 to Amended and Restate Business Combination Agreement, dated May 18, 2023, by and among the Registrant, RBx Capital LP, SkinJect, Inc. and the Shareholders of SkinJect, Inc. (incorporated by reference from Exhibit 2.2 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)

7.3

Amendment No. 2 to Amended and Restate Business Combination Agreement, dated August 29, 2023, by and among the Registrant, RBx Capital LP, SkinJect, Inc. and the Shareholders of SkinJect, Inc. (incorporated by reference from Exhibit 2.3 to the Registrant's Registration Statement on Form F-1, filed with the SEC on May 29, 2024)

10.1	Powers of Attorney (included in the signature page to the offering circular filed on February 13, 2025)
11.1	Consent of Bennett Jones LLP (included in Exhibit 12.1)
11.2	Consent of Paul, Weiss, Rifkind, Wharton & Garrison LLP (included in Exhibit 12.2)
11.3	Consent of EisnerAmper LLP (incorporated by reference from Exhibit 23.1 to the Registrant's Annual Report on Form 10-K, filed with the SEC on March 28, 2025)
11.4	Consent of MNP LLP (incorporated by reference from Exhibit 23.2 to the Registrant's Annual Report on Form 10-K, filed with the SEC on March 28, 2025)
12.1	Opinion of Bennett Jones LLP (incorporated by reference from Exhibit 12.1 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)
12.2

Opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP Form F-X (incorporated by reference from Exhibit 12.2 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)

14.1	Form F-X (incorporated by reference from Exhibit 14.1 to the Registrant's Offering Statement on Form 1-A, filed with the SEC on February 14, 2025)

______________________

+ Indicates a management contract or compensatory plan.

# Schedules and certain other private or confidential information (as indicated therein) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

†  Certain private or confidential information (as indicated therein) have been redacted pursuant to Item 601(a)(6) of Regulation S-K.

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in W. Conshohocken, PA on this 28th day of March, 2025.

MEDICUS PHARMA LTD.

By:	/s/ Raza Bokhari
Name: Dr. Raza Bokhari Title: Executive Chairman and Chief Executive Officer

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This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
/s/ Raza Bokhari	Executive Chairman and Chief Executive Officer (Principal Executive Officer)	March 28, 2025
Dr. Raza Bokhari

/s/ James Quinlan	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	March 28, 2025
James Quinlan

*	Director	March 28, 2025
Dr. Larry Kaiser

*	Director	March 28, 2025
Robert J. Ciaruffoli

*	Director	March 28, 2025
Frank Lavelle

*	Director	March 28, 2025
William L. Ashton

*	Director	March 28, 2025
Barry Fishman

*	Director	March 28, 2025
Dr. Sara R. May

*By: /s/ Raza Bokhari		March 28, 2025
Name: Dr. Raza Bokhari Title: Attorney-in-fact

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